                               SECOND AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

         This SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
("Amendment") is made and entered into this 14th day of May, 1999, by and among Bargo Energy Company, a Texas corporation (the "Company"), Energy Capital Investment Company PLC, an English investment company ("Energy PLC"), EnCap Equity 1994 Limited Partnership, a Texas limited partnership ("EnCap LP"), EnCap Energy Capital Fund III-B, L.P., a Texas limited partnership ("EnCap III-B"), BOCP Energy Partners, L.P., a Texas limited partnership ("BOCP"), EnCap Energy Capital Fund III, L.P., a Texas limited partnership ("EnCap III"), Kayne Anderson Energy Fund, L.P., a Delaware limited partnership ("Kayne"), BancAmerica Capital Investors SBIC I, L.P., a Delaware limited partnership ("BACI"), Eos Partners, L.P., a Delaware limited partnership ("Eos Partners"), Eos Partners SBIC, L.P., a Delaware limited partnership ("Eos SBIC"), Eos Partners SBIC II, L.P., a Delaware limited partnership ("Eos SBIC II" and together with Eos Partners and Eos SBIC, collectively referred to as "EOS"), and SGC Partners II LLC, a Delaware limited liability company ("SGCP"), and evidences the following:

RECITALS:

         A. The Company (as successor by merger to Future Petroleum Corporation, a Utah corporation), Energy PLC and EnCap LP entered into a Registration Rights Agreement on August 14, 1998, as amended by a First Amendment to Registration Rights Agreement dated December 15, 1998 (as amended, the "Agreement"), covering shares of Common Stock (as defined in the Agreement) issued to Energy PLC and EnCap LP;

         B. Energy PLC, EnCap III-B, BOCP, EnCap III, Kayne, BACI, EOS and SGCP (collectively, the "Investors") are parties, along with the Company, to that certain Stock Purchase Agreement dated May 14, 1999 ("Purchase Agreement"), pursuant to which the Investors will be issued 43,815,810 shares of Common Stock (the "New Common Shares");

         C. The parties to the Agreement desire to amend the Agreement to cover the New Common Shares and to make certain other changes.

AGREEMENT:

         NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1.        Amendments to the Agreement.

         (a)      Section 1(a) of the Agreement is amended as follows:



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                           Clause (i) of the first line in the definition of
                  "Registrable Securities" shall be replaced with:

                           "(i) the Fund I Shares and the New Common Shares and"


                           There shall be added to Section 1(a) a definition of
                  "New Common Shares" as follows:

                           " 'New Common Shares' shall mean all the shares of Common Stock issued by the Company pursuant to that certain Stock Purchase Agreement dated May 14, 1999 by and among the Company, Energy Capital Investment Company PLC, an English investment company ("Energy PLC"), EnCap Energy Capital Fund III-B, L.P., a Texas limited partnership ("EnCap III-B"), BOCP Energy Partners, L.P., a Texas limited partnership ("BOCP"), EnCap Energy Capital Fund III, L.P., a Texas limited partnership ("EnCap III"), Kayne Anderson Energy Fund, L.P., a Delaware limited partnership ("Kayne"), BancAmerica Capital Investors SBIC I, L.P., a Delaware limited partnership ("BACI"), Eos Partners, L.P., a Delaware limited partnership ("Eos Partners"), Eos Partners SBIC, L.P., a Delaware limited partnership ("Eos SBIC"), Eos Partners SBIC II, L.P., a Delaware limited partnership ("Eos SBIC II" and together with Eos Partners and Eos SBIC, collectively referred to as "EOS"), and SGC Partners II LLC, a Delaware limited liability company ("SGCP")."

         (b) In Section 12(e), "If to Energy PLC or EnCap LP:" shall be replaced with:

                           "If to Energy PLC, EnCap LP, EnCap III-B, BOCP or EnCap III:"

         (c) There shall be added to Section 12(e) the following:

                           "If to Kayne:

                           Kayne Anderson Investment Management
                           1800 Ave. of the Stars, # 1425
                           Los Angeles, California 90067
                           Telecopier No.: 310-284-6490
                           Attention:  Robert B. Sinnott

                           If to BACI:

                           Bank of America Capital Investors
                           100 North Tryon Street, 25th Floor
                           Charlotte, North Carolina 28255
                           Telecopier No.: 704-386-6432


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                           Attention:  J. Travis Hain

                           If to EOS:

                           EOS Partners, L.P.
                           320 Park Avenue
                           New York, New York  10022
                           Telecopier No.: 212-832-5815
                           Attention:  Brian D. Young

                           If to SGCP:

                           SGC Partners II LLC
                           c/o SG Capital Partners, LLC
                           1221 Avenue of the Americas, 15th Floor
                           New York, NY  10020
                           Attention:  V. Frank Pottow
                           Fax No.: 212-278-5454"


         Section 2. Binding Effect. Each of EnCap III-B, BOCP, EnCap III, Kayne, BACI, EOS and SGCP by execution of this Amendment shall be bound by and subject to the terms and conditions of the Agreement, as amended by this Amendment.

         Section 3. No Other Changes. Except as explicitly amended by this Amendment, the terms, conditions, rights and obligations under the Agreement shall remain in full force and effect.

         Section 4. Consents. The Company represents and warrants that no consent, approval, order, or authorization of, or declaration, filing, or registration with, any party is required to be obtained or made in connection with the execution, delivery, or performance by the Company of the Agreement, as amended by this Amendment, or the consummation by it of the transactions contemplated hereby or thereby, other than those consents that have been received by the Company as of the date hereof and requisite filings and registrations with, and orders of, the Commission.

         Section 5. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                     BARGO ENERGY COMPANY


                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                     ENCAP EQUITY 1994 LIMITED PARTNERSHIP
                                     By: EnCap Investments L.C., General Partner


                                     By:
                                         ---------------------------------------
                                         D. Martin Phillips
                                         Managing Director


                                     ENERGY CAPITAL INVESTMENT COMPANY PLC


                                     By:
                                         ---------------------------------------
                                         Gary R. Petersen
                                         Director


                                     ENCAP ENERGY CAPITAL FUND III, L.P.
                                     By: EnCap Investments L.C., General Partner


                                     By:
                                         ---------------------------------------
                                         D. Martin Phillips
                                         Managing Director


                                     ENCAP ENERGY CAPITAL FUND III-B, L.P.
                                     By: EnCap Investments L.C., General Partner


                                     By:
                                         ---------------------------------------
                                         D. Martin Phillips
                                         Managing Director

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                                     BOCP ENERGY PARTNERS, L.P.
                                     By: EnCap Investments L.C., Manager


                                     By:
                                         ---------------------------------------
                                         D. Martin Phillips
                                         Managing Director


                                     EOS PARTNERS, L.P.


                                     By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      EOS PARTNERS SBIC, L.P.
                                      By: Eos SBIC General, L.P., its general
                                           partner
                                        By: Eos SBIC, Inc., its general partner


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                     EOS PARTNERS SBIC II, L.P.
                                     By: Eos SBIC General II, L.P., its general
                                          partner
                                        By: Eos SBIC II, Inc., its general
                                             partner


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                     SGC PARTNERS II LLC


                                     By:
                                         ---------------------------------------
                                         V. Frank Pottow
                                         Managing Director




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                                     BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.
                                     By: BancAmerica Capital Management SBIC I,
                                          LLC, its general partner
                                      By: BancAmerica Capital Management I,
                                           L.P., its its sole member
                                       By: BACM I GP, LLC, its general partner


                                         By:
                                            ------------------------------------
                                            J. Travis Hain
                                            Managing Director


                                      KAYNE ANDERSON ENERGY FUND, L.P.



                                     By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------